UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2014

AMERICAN CAMPUS COMMUNITIES, INC.

AMERICAN CAMPUS COMMUNITIES OPERATING
PARTNERSHIP LP
(Exact name of Registrant as specified in its Charter)

Maryland	001-32265	76-0753089
Maryland	333-181102-01	56-2473181
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

12700 Hill Country Blvd., Suite T-200, Austin, Texas 78738
(Address of Principal Executive Offices)        (Zip Code)

Registrant’s telephone number, including area code:  (512) 732-1000

Not applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information contained in Item 5.02 below is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)            As previously announced, Greg A. Dowell retired as Senior Executive Vice President and Chief Operating Officer of American Campus Communities, Inc. (the "Company") as of September 30, 2014, and entered into a Separation Agreement and Mutual General Release, dated as of May 20, 2014, which was filed as Exhibit 99.1 to the Current Report on Form 8-K of the Company filed on May 23, 2014.  The Consulting Agreement between the Company and Mr. Dowell to be effective as of September 30, 2014, which was filed as Exhibit 99.2 to such Form 8-K, has been terminated as of September 30, 2014 and is of no force or effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 2, 2014	AMERICAN CAMPUS COMMUNITIES, INC.

		By:	/s/ Jonathan A. Graf
Jonathan A. Graf
Executive Vice President, Chief Financial
Officer, Secretary and Treasurer

AMERICAN CAMPUS COMMUNITIES
OPERATING PARTNERSHIP LP

		By:	American Campus Communities Holdings
LLC, its general partner

			By:	American Campus Communities, Inc.,
its sole member

				By:	/s/ Jonathan A. Graf
Jonathan A. Graf
Executive Vice President,
Chief Financial Officer,
Secretary and Treasurer